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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-44919) of our reports dated January 31, 1997 and February 2, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedules of Sofamor Danek Group, Inc., which are included in the Company's Annual Report on Form 10-K dated December 31, 1996 and Current Report on Form 8-K dated February 3, 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."



                                    COOPERS & LYBRAND L.L.P.


Memphis, Tennessee


February 2, 1998